                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of MetaCreations Corporation on Form S-8 of our report dated January 28, 1999 on our audits of the consolidated financial statements and financial statement schedule of MetaCreations Corporation as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998.


PricewaterhouseCoopers LLP


Woodland Hills, California
September 8, 1999